                                                                   EXHIBIT 10.15


                                    AGREEMENT


This Agreement is made as of the 26th day of January, 1996 between Genelabs technologies, Inc., a California corporation with its principal place of business at 505 Penobscot Drive, Redwood City, California 94063 ("Genelabs") and Dr. Edgar G. Engleman, an individual, whose residence is 60 Lane Place, Atherton, California 94025 ("Engleman").


                                    RECITALS


         A. Engleman is a member of the Board of Directors of Genelabs, Chairman of the Scientific Advisory Board of Genelabs and a consultant to Genelabs.

         B. In his capacity as a consultant to Genelabs, Engleman has identified as a potential commercial opportunity for Genelabs the use of a compound known as dehydroepiandrosterone ("DHEA") in the treatment of systemic lupus erythematosus ("SLE"), a disease that can inflame and damage the connective tissue in various parts of the human body.

         C. Engleman has assisted Genelabs in obtaining from Stanford University a license to certain rights and clinical data relating to the use of DHEA in the treatment of SLE.

         D. Genelabs is in the process of clinical testing and development for DHEA for the treatment of SLE, and intends to commercialize a therapeutic product using DHEA for the treatment of SLE.

         E. With the approval of a majority of its Board of Directors other than Engleman (who abstained with respect of this matter), Genelabs has agreed to compensate Engleman for his identification of the application of DHEA to SLE and for his assistance in obtaining the rights referred to above, as set forth in this Agreement.

NOW, THEREFORE, Genelabs and Engleman agree as follows:

         1. Fees. In the event that Genelabs or any licensee of Genelabs sells any product that incorporates DHEA for the treatment of SLE (a "Product"), Genelabs will pay fees to Engleman, subject to the terms of this Agreement, as follows:

                  (a) a fee equal to [ * ] of the Net Sales of Products by
                      Genelabs or any affiliate of Genelabs during the term of this Agreement; and

                  (b) a fee equal to the lesser of (i) [ * ] of the Net Sales of
                      Products by any licensee that is not an affiliate of Genelabs or (ii) [ * ] of the amounts actually received by Genelabs with respect to the Net Sales of Products by such licensee, during the term of this Agreement.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

The term of this Agreement shall expire upon the seventeenth (17th) annual anniversary of the first commercial sale of a Product made by Genelabs or a licensee, after which Genelabs will have no further obligations to Engleman under this Agreement except for payment of any amounts then due hereunder.

For purposes of this Section, an "affiliate" means any corporation or other business entity that is controlled by Genelabs, where "control" means ownership of a majority of the equity interests or the power to elect a majority of the directors or other members of the governing body of the entity.

         2.  Determination of Net Sales.

                  (a) Net Sales. As used in this agreement, "Net Sales" or any
                      Product will mean the aggregate worldwide gross revenues that are recognized and actually received by Genelabs, its affiliates or its licensees from or on account of the sale of Products to independent third parties, less (i) reasonable credits or allowances, if any, actually granted on account of, and reasonably allocable to, Products, based on price adjustments, discounts or rebates to such independent third parties, (ii) reasonable credits or allowances, if any, actually granted on account of recalls, rejection or return of Products previously sold,
                      (iii) excises, sales taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (iv) separately itemized transportation and insurance costs incurred in shipping Products to such independent third parties.

                  (b) Exclusions. Net Sales will not include any revenues
                      received by any licensee of Genelabs with respect to Products manufactured by such licensee and transferred to Genelabs for resale of Genelabs but will include revenues from resale by Genelabs. No transfer of Products solely for experimental purposes or as samples will be considered a sale for purposes of determining Net Sales.

                  (c) Products Sold in Combination. If Genelabs or any of its
                      affiliates or licensees sells Products together with other products to independent third parties at a combined price, then the Net Sales for the Product will be to the average price for "arms length" sales of Products sold separately during the fee reporting period in which such sales occur.

         3. Reports and Payments. Genelabs will deliver to Engleman within 45 days after the end of each calendar quarter a written report showing its computation of fees due under this Agreement and with respect to (a) Net Sales made by Genelabs or its affiliates during such calendar quarter and (b) payments received by Genelabs or its affiliates from licensees that are not affiliates of Genelabs during such quarter with respect to Net Sales by such licensees.

         4. Inspection of Records. Genelabs will keep, and will require its affiliates and licensees to keep, complete and accurate books and records necessary to verify the Net Sales of Products and the payment of fees hereunder. During the term that fees are payable under this Agreement and for one year after the date of the last fee payment, Engleman will have the right at his expense to have an independent auditor inspect such books and records at reasonable times and upon reasonable notice, but not more often than once each calendar year. If such inspection reveals an underpayment by Genelabs of more than 5% of the fees determined by such inspection to be due for the period inspected, Genelabs will pay the reasonable fees and expenses for such auditor for such inspection. Neither Engleman nor the auditor will disclose the Net Sales of Products to any third party except as may be necessary to enforce Engleman's rights to receive fees under this Agreement.

         5.  General.

                  (a) Governing Law. This Agreement will be governed by and
                      enforced in accordance with the laws of the State of California.

                  (b) Notices. Any notice or report required or permitted to be given hereunder shall be given in writing and deemed sufficient if sent by first class mail or hand delivered to the respective party at the address set forth on the first page of this Agreement, or any subsequent address provided by notice hereunder. Any such notice or report given by mail shall be deemed to have been given when mailed.

                  (c) Assignment. This Agreement shall be assignable by Genelabs to any third party to which Genelabs assigns substantially all of its rights to make, use and sell Products in the treatment of SLE, provided that the third party expressly assumes all of Genelabs' obligations hereunder and Genelabs remains responsible for all obligations of the third party hereunder. Genelabs may license any affiliate or third party to make, use or sell Products, subject to the payment of fees under this Agreement. The rights to receive payment hereunder may be assignable by Engleman to the Engleman Family Trust.

                  (d) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Mateo County, California, in accordance with the rules of the American Arbitration Association then in effect, and the prevailing party shall be awarded such party's costs and expenses, including reasonable attorneys' fees. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  (e) Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all previous negotiations, representations and understandings between the parties with respect thereto. No waiver or amendment of any of the provisions hereof shall be effective unless made in writing and signed by both parties.

                  (f) Waiver. The waiver by either party of a breach of any
                      provision of this Agreement by the other party will not be construed as a waiver of any succeeding breach of the same or any other provision.

                  (g) Severability. Should any part of this Agreement be held unenforceable, the unenforceable part of this Agreement shall be replaced with a provision that accomplishes, to the extent possible, the original purpose of the unenforceable provision, and the remainder of the Agreement will remain in effect.


GENELABS:                                    ENGLEMAN:

GENELABS TECHNOLOGIES, INC.

By:  /s/ Irene Chow                          By:  /s/ Edgar G. Engleman
     --------------                               ---------------------
     Irene Chow, Ph.D.                            Edgar G. Engleman, M.D.
     President & CEO